UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOVNANIAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-1851059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 West Front Street P.O. Box 500 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of class)

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A filed by Hovnanian Enterprises, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 10, 2009 by supplementing Items 1 and 2 with the following.

Item 1.	Description of Registrant’s Securities to be Registered.

On January 11, 2018, the Company entered into Amendment No. 1 to the Rights Agreement (the “Amendment”), which amends the Rights Agreement, dated as of August 14, 2008 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent.

Under the Amendment, (i) each preferred stock purchase right, if exercisable, will initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series B Junior Preferred Stock, par value $0.01 per share, for a purchase price of $16.60 (decreased from $35.00) and (ii) the Final Expiration Date (as defined in the Rights Agreement) will be extended to August 14, 2021 (or August 14, 2019 if the stockholders of the Company have not approved the Amendment by such date).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference and the Amendment, which is filed as Exhibit 4.2 hereto, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Documents

4.1

Rights Agreement, dated as of August 14, 2008, between the Company and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on August 14, 2008).

4.2

Amendment No. 1 to Rights Agreement, dated as of January 11, 2018, between the Company and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent, which includes the amended and restated Form of Rights Certificate as Exhibit 1 and the amended and restated Summary of Rights as Exhibit 2 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 11, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.

(Registrant)

	By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer
Date: January 11, 2018

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1

Rights Agreement, dated as of August 14, 2008, between the Company and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on August 14, 2008).

4.2

Amendment No. 1 to Rights Agreement, dated as of January 11, 2018, between the Company and Computershare Trust Company, N.A. (as successor to National City Bank), as Rights Agent, which includes the amended and restated Form of Rights Certificate as Exhibit 1 and the amended and restated Summary of Rights as Exhibit 2 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 11, 2018).